Exhibit 4.11

AMENDMENT TO SENIOR SECURED NOTE

AMENDMENT TO SENIOR SECURED NOTE, dated as of September 28, 2006, made by and between LIGHTSPACE CORPORATION, a Delaware corporation, with its principal offices located at 529 Main Street, Suite 330, Boston, Massachusetts, 02129 (the “Borrower”) and the entities set forth on Schedule 1 attached hereto (the “Holders”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Existing Notes (as defined below).

                WHEREAS, the Borrower and the Holders are parties to certain Senior Secured Notes (as amended, the “Existing Notes”), pursuant to which the Borrower has borrowed an aggregate principal amount of $1,367,000 from the Holders as set forth on Schedule 1;

                WHEREAS, the Existing Notes provide that the Maturity Date shall be September 29, 2006;

                WHEREAS, the Borrower and the Holders have agreed to extend the Maturity Date in order to provide the Borrower with additional time to secure financing; and

                WHEREAS, in accordance with the terms and conditions of the Existing Notes, the Borrower and the Holders hereby approve the amendment of the Existing Notes as set forth herein;

                NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                1.             By their respective execution of this Agreement, the Borrower and the Holders agree that the term “Maturity Date” in the Existing Notes shall mean October 20, 2006.

2.             Except as expressly provided herein, the Existing Notes shall continue in full force and effect.

3.             This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

[Signature Page Follows]

[Signature Page to Amendment to Senior Secured Note]

LIGHTSPACE CORPORATION

By:
Name:
Title:

AIGH INVESTMENT PARTNERS, LLC

By:
Orin Hirschman, Manager

HERSCHEL BERKOWITZ

By:
Herschel Berkowitz

JOSHUA HIRSCH

By:
Joshua Hirsch

JAMES KARDON

By:
James Kardon

ASIA MARKETING LIMITED

By:
Name:
Title:

2

Schedule 1

Lightspace Senior Notes

Note Holder	Date Issued	Rate	Principal Amount
AIGH Investment Partners, LLC	03/27/06	0.08	20,000.00
AIGH Investment Partners, LLC	04/01/06	0.08	100,000.00
AIGH Investment Partners, LLC	04/06/06	0.08	250,000.00
AIGH Investment Partners, LLC	04/12/06	0.08	450,000.00
AIGH Investment Partners, LLC	07/05/06	0.08	225,000.00
Hershel Berkowitz	07/27/06	0.08	100,000.00
Joshua Hirsch	07/27/06	0.08	25,000.00
AIGH Investment Partners, LLC	08/16/06	0.08	50,000.00
James Kardon	08/18/06	0.08	25,000.00
Asia Marketing Limited	09/01/06	0.08	50,000.00
AIGH Investment Partners, LLC	09/01/06	0.08	25,000.00
AIGH Investment Partners, LLC	09/26/06	0.08	47,000.00

Total			1,367,000.00